UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

VECTOR INTERSECT SECURITY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52247 (Commission File Number)	20-3200738 (IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ (Address of Principal Executive Offices)	07660 (Zip Code)

(Registrant’s telephone number, including area code): (201) 708-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 3, 2007, the initial public offering (“IPO”) of 7,312,500 units of Vector Intersect Security Acquisition Corp. (the “Company”) was consummated. Prior to the consummation of the IPO, the Company completed a private placement of 187,500 units to certain members of the Company’s management team. Each unit issued in the IPO and the private placement (the “Units”) consists of one share of common stock, $.001 par value per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating aggregate gross proceeds of $60,000,000. The audited financial statements as of May 1, 2007 reflecting receipt of the proceeds of the IPO and the private placement will be filed in an amendment to this Form 8-K as soon as they are available.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
99.1	Press release dated May 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2007	VECTOR INTERSECT SECURITY ACQUISITION CORP.
	By:	/s/ Amit Avnet
		Name:	Amit Avnet
		Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 2, 2007